As filed with the Securities and Exchange Commission on June 3, 2024

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TITAN MACHINERY INC.
(Exact name of registrant as specified in its charter)

Delaware	45-0357838
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation	Identification Number)
or Organization)

644 East Beaton Drive
West Fargo, ND 58078
(Address of principal executive offices) (Zip Code)

Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan
(Full title of the plan)

Bryan J. Knutson
President and Chief Executive Officer
Titan Machinery Inc.
644 East Beaton Drive
West Fargo, ND 58078
(701) 356-0130
(Name, address and telephone number, including area code, of agent for service)

Copies to:
John J. Zak, Esq.
Craig M. Fischer, Esq.
Hodgson Russ LLP
The Guaranty Building
140 Pearl Street, Suite 100
Buffalo, New York 14202-4040
(716) 848-1253
(716) 848-1266

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller Reporting Company
Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Titan Machinery Inc. (the “Company”), in accordance with General Instruction E, to register the offering and sale of an additional 950,000 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”). The shares of Common Stock are issuable to eligible participants under the Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan, and are securities of the same class and relate to the same employee benefit plan as those shares of Common Stock registered on the Company’s registration statements on Form S-8 previously filed with the Securities and Exchange Commission on June 10, 2020 (File No. 333-239065) and June 2, 2014 (File No. 333-196463), the contents of each of which are incorporated herein by reference except to the extent modified by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.        Exhibits
    The following exhibits are filed as part of this Registration Statement.

Exhibit
Number	Exhibit Description

5.1*	Opinion of Hodgson Russ LLP.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Hodgson Russ LLP, included in the opinion filed as Exhibit 5.1 hereto.
24*	Power of Attorney.
99.1*	Second Amended and Restated Titan Machinery Inc. 2014 Equity Incentive Plan.
107*	Filing Fee Table
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Fargo, State of North Dakota, on June 3, 2024.

TITAN MACHINERY INC.
(the “Registrant”)

By:	/s/ Bryan J. Knutson
Bryan J. Knutson President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	/s/ Bryan Knutson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2024
Bryan Knutson

	/s/ Robert Larsen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 3, 2024
Robert Larsen

	*	Executive Chairman of the Board of Directors	June 3, 2024
David J. Meyer

	*	Director	June 3, 2024
Frank Anglin III

	*	Director	June 3, 2024
Tony Christianson

	*	Director	June 3, 2024
Stan Erickson

	*	Director	June 3, 2024
Christine Hamilton

	*	Director	June 3, 2024
Jody Horner

	*	Director	June 3, 2024
Richard Lewis

	*	Director	June 3, 2024
Richard Mack

*By:	/s/ Bryan Knutson
Bryan Knutson
Attorney-in-Fact